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Exhibit 10.6

SI INTERNATIONAL TELECOM CORPORATION

2000 STOCK OPTION PLAN

ARTICLE 1

Purpose of Plan

        The 2000 Stock Option Plan (the "Plan") of SI International Telecom Corporation (the "Company"), for directors, consultants, executives and other key employees (each a "Service Provider") of the Company and its subsidiaries, is intended to advance the best interests of the Company and its stockholders by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company. The availability and offering of stock options under the Plan also increases the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

ARTICLE 2

Definitions

        For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

        "Committee" shall mean the Executive Committee of the Board; provided that the Board may in its discretion, at any time and from time to time, resolve to administer the Plan or to delegate the administration of the Plan to another committee of the Board as contemplated by Section 3.1, in which case the term "Committee" shall mean the Board or such other committee, as the case may be, for all purposes herein.

        "Common Stock" shall mean the Company's Class A Voting Common Stock, par value $.001 per share.

        "Company" shall mean SI International Telecom Corporation, a Delaware corporation, and (except to the extent the context requires otherwise) any "subsidiary corporation" of SI International Telecom Corporation, as such term is defined in Section 424(f) of the Code.

        "Fair Market Value" of the Common Stock shall be the average, over a period of 21 days consisting of the day as of which Fair Market Value is being determined and the 20 consecutive business days prior to such day, of the average of the closing prices of the sales of such Common Stock on all securities exchanges on which such Common Stock may at that time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization. If at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Committee.

        "Incentive Stock Option" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

        "Nonqualified Stock Option" means any stock option other than an Incentive Stock Option.

        "Participant" shall mean any Service Provider who has been selected to participate in the Plan by the Committee.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

ARTICLE 3

Administration of the Plan

        3.1    Administrator.    The Plan shall be administered by the Committee. The Committee may, to the extent permissible by law, delegate any or all of its authority and responsibilities hereunder to a "compensation committee" or other committee appointed by the Board, or to such other persons as the Committee or the Board shall deem appropriate. The Committee or the Board may revoke any such delegation at any time in its sole discretion.

        3.2    Powers of the Committee.    Subject to the limitations of the Plan, the Committee shall have the sole and complete authority in its discretion: (i) to select Participants, (ii) to grant Options to Participants in such forms and amounts, and with such terms, as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) to interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons.

        3.3    Administrative Expenses; Indemnification.    All expenses associated with the Committee's administration of the Plan shall be borne by the Company. The members of the Committee shall be indemnified to the fullest extent of the law in accordance with the provisions set forth in the Company's charter and by-laws for all costs and expenses incurred by them in connection with any action, suit or proceeding to which they or any of them may become party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder.

ARTICLE 4

Stock Subject to the Plan

        4.1    Limitation on Aggregate Shares.    Subject to Section 4.2, the number of shares of Common Stock with respect to which options may be granted under the Plan (the "Options") and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 5,517,000 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 7.1 below.

        4.2    Reversion of Unused Shares to the Plan.    In the event any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, the shares of Common Stock which were subject to such Options shall be returned to the Plan and shall again be available for future distribution hereunder. Shares of Common Stock actually issued under the Plan upon exercise of any Options shall not be returned to the Plan and shall not become available for future distribution hereunder; provided that if shares of Common Stock issued upon exercise of Options are repurchased by the Company at the original exercise price paid for such shares, such shares shall revert to the Plan and shall be available for future issuance hereunder.

        4.3    Source of Shares for Plan.    The 5,517,000 shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE 5

Award of Options

        5.1    Options.    The Committee may grant Options to Participants in accordance with this Article V. Participation in the Plan shall be limited to those directors (including non-employee directors), officers (including non-employee officers) and employees of the Company and its subsidiaries selected by the Committee. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee. Incentive Stock Options or Nonqualified Stock Options may be granted to such persons and for such number of shares of Common Stock as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

        5.2    Nature of Options.    The Committee may from time to time grant to eligible participants Incentive Stock Options or Nonqualified Stock Options; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code). The Options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

        It is the Company's intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the Option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan, provided that such Option otherwise meets the Plan's requirements for Nonqualified Stock Options.

        5.3    Exercise Price.    The price per share deliverable upon the exercise of each Option ("exercise price") shall be established by the Committee, except that the exercise price of any Option may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less that 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option, in each case unless otherwise permitted by Section 422 of the Code.

        5.4    Written Agreement.    Each Option granted hereunder to a Participant shall be embodied in a written agreement (an "Option Agreement"), which shall be signed by the Participant and by the chief executive officer of the Company (or another officer of the Company authorized for such purpose by the Committee or the Board) for and in the name and on behalf of the Company, and any shares of Common Stock issued or issuable upon exercise of such Option shall be subject to the terms and conditions set forth in the Plan and to such terms and conditions as are prescribed in the Option Agreement (which in the Committee's discretion may include, but are not limited to, (i) the right of the Company and such other Persons as the Board shall designate ("Designees") to repurchase from each Participant, and such Participant's transferees, all shares of Common Stock issued or issuable to such Participant upon the exercise of an Option in the event such Participant ceases to be a Service Provider, (ii) restrictions on the Participant's ability to transfer such shares, (iii) provisions that in the event of a sale of the Company such Participant, and its transferees, shall vote in favor of such sale and shall (if such sale is structured as a sale of stock) be required to sell its shares in connection with such sale of the Company, (iv) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company, and (v) any other terms and conditions which the Committee shall deem necessary and desirable).

        5.5    Term of Options.    The term during which each Option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an Option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five years from the date it is granted. All rights to purchase Common Stock pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. The Common Stock constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an Option only if he or she is, and has continuously since the date the Option was granted, been a director, officer or employee of the Company or a subsidiary. Prior to the exercise of an Option and delivery of the Common Stock represented thereby, the optionee shall have no rights as a stockholder with respect to any Common Stock covered by such outstanding Option (including any dividend or voting rights).

        5.6    Limitations on Grants.    If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its subsidiaries (as defined in Section 422 of the Code) may not exceed $100,000.

ARTICLE 6

Exercise of Options

        6.1    Conditions and Limitations on Exercisability.    Options granted hereunder shall be exercisable according to the terms hereof at such time or times at or subsequent to grant as shall be determined by the Committee in its discretion and set forth in the Option Agreement. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of time, upon the fulfillment of certain requirements, upon the achievement by the Company of certain performance goals, or subject to such other limitations or conditions, in each case as shall be determined by the Committee in its discretion at the time of grant and set forth in the Option Agreement.

        6.2    Expiration of Options.

          (a)    Normal Expiration.    In no event shall any portion of any Option be exercisable after the date of expiration of the term thereof, as determined by the Committee pursuant to Section 5.5 above (the "Expiration Date").

          (b)    Early Expiration upon Termination of Service Provider Relationship.    Except as otherwise provided by the Committee in the Option Agreement, any portion of any of a Participant's Options that are not vested and exercisable on the date such Participant ceases to be a Service Provider (the "Termination Date") shall expire and be forfeited as of such date, and any portion of any of a Participant's Options that are vested and exercisable on the Termination Date shall expire and be forfeited 60 days after the Termination Date, but in no event after the Expiration Date.

ARTICLE 7

General Provisions

        7.1    Adjustments.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each Option, and the price per share thereof in each such Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split (whether by subdivision or consolidation of shares) or the payment of a share dividend (but only on the Common Stock). In the event of any merger, consolidation (other than a consolidation of shares covered by previous sentence), reorganization, recapitalization, combination of shares, exchange of shares, change in corporate structure, or other change in the shares of Common Stock, the Committee may in its discretion make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the option exercise prices specified therein as it determines to be appropriate and equitable (and such adjustment shall in no event be considered an amendment or modification of the Plan or any Options hereunder). The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options or authorized under the Plan.

        7.2    Listing, Registration and Compliance with Laws and Regulations.    Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Board's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

        7.3    Nontransferability.    Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative); provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder. In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

  (i)
  by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution; and

  (ii)
  to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Board in such Participant's Option Agreement.

        7.4    Retention of Company's Rights.    The Company's adoption of this Plan and its issuance of Options to the Participants hereunder shall not interfere with or limit in any way the right of the Company to terminate any Participant's employment or other Service Provider relationship at any time and for any reason, nor confer upon any Participant any right to continue in the employ of, or other Service Provider relationship with, the Company for any period of time or to continue his present (or any other) rate of compensation. No Service Provider shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

        7.5    Amendment, Suspension and Termination of Plan.    The date of commencement of the Plan shall be November 15, 2000, subject to approval by the shareholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on November 15, 2010; provided that the Board may, prior to such termination, extend the term of the Plan for up to five years for the grant of awards other than Incentive Stock Options. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her consent, under any grant of Options under the Plan.

        7.6    Amendment, Modification and Cancellation of Outstanding Options.    The Board may amend or modify any Option in any manner to the extent that the Board would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of a majority (based on the number of Option Shares (as defined in the Option Agreements) held) of the Participants whose Options are so amended. With the Participant's consent, the Committee may cancel any Option and issue a new Option to such Participant.

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  Exhibit 10.6
SI INTERNATIONAL TELECOM CORPORATION 2000 STOCK OPTION PLAN
ARTICLE 1 Purpose of Plan
ARTICLE 2 Definitions
ARTICLE 3 Administration of the Plan
ARTICLE 4 Stock Subject to the Plan
ARTICLE 5 Award of Options
ARTICLE 6 Exercise of Options
ARTICLE 7 General Provisions